Exhibit 1.1
Execution Version
ELLINGTON CREDIT COMPANY
8.50% NOTES DUE 2031
UNDERWRITING AGREEMENT
March 25, 2026
Piper Sandler & Co.
As Representative of the several Underwriters named in Schedule I attached hereto
c/o Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
Ladies and Gentlemen:
Ellington Credit Company, a statutory trust organized under the laws of Delaware (the “Company”), is a non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Ellington Credit Company Management LLC, a Delaware limited liability company (the “Investment Adviser”), acts as the Company’s investment adviser. Ellington Credit Company Administration LLC, a Delaware limited liability company (the “Administrator”), acts as the Company’s administrator.
The Company proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) $50,000,000 aggregate principal amount of 8.50% Notes due 2031 (the “Firm Notes”). The Company also proposes to sell to the several Underwriters not more than an additional $7,500,000 aggregate principal amount of 8.50% Notes due 2031 (the “Additional Notes”) if and to the extent that Piper Sandler & Co. (“Piper Sandler”), as the representative of the Underwriters in the offering (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Notes granted to the Underwriters in Section 3 hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.”
The Notes will be issued under an indenture to be dated as of the Closing Date (as defined below) (the “Base Indenture”), between the Company and Wilmington Trust, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to be dated as of the Closing Date between the Company and the Trustee (the “First Supplemental
Indenture,” and, together with the Base Indenture, the “Indenture”). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) to be dated on or prior to the Closing Date (as defined herein), between the Company and DTC. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The Company has entered into (i) an investment advisory agreement with the Investment Adviser dated as of April 1, 2025 (the “Investment Advisory Agreement”), (ii) a custody agreement with The Bank of New York Mellon Trust, National Association dated as of April 1, 2025 (the “Custody Agreement”) and (iii) an administration agreement with the Administrator dated as of April 1, 2025 (the “Administration Agreement”), (iv) a transfer agency and registrar services agreement with Equiniti Trust Company, LLC dated as of April 1, 2025 (the “Transfer Agency Agreement”) and (v) a sub-servicing agreement with U.S. Bank Fund Services LLC dated as of April 1, 2025 (the “Sub-Servicing Agreement”). Collectively, the Investment Advisory Agreement, the Custody Agreement, Administration Agreement, the Transfer Agency Agreement and the Sub-Servicing Agreement are herein referred to as the “Company Agreements.”
The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts” and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”
The Company has filed with the Commission a registration statement on Form N-2 (File No. 333-291525) under the Securities Act and the Rules and Regulations, including a preliminary prospectus, which registers the offer and sale of the Notes under the Securities Act. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on March 24, 2026, and any post-effective amendment thereto and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Notes and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Securities Act, and also including any registration statement relating to the Notes filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective on March 24, 2026 is hereinafter referred to as the “Preliminary Prospectus.” “Prospectus” means the prospectus containing all information omitted from the Preliminary Prospectus pursuant to Rule 430A under the Securities Act, which will be filed by the Company with the Commission pursuant to Rule 424 and shall include the documents, if any, incorporated by reference therein. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering by the Underwriters.
All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.
For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Company in the public offering of the Notes and filed pursuant to Rule 482 under the Securities Act (“Rule 482”). “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the pricing term sheet set forth on Schedule II hereto and each Omitting Prospectus identified on Schedule III hereto as an Omitting Prospectus (excluding information in an Omitting Prospectus that is superseded by the Prospectus), all considered together. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
“Applicable Time” means 3:00 P.M. (New York City time) on March 25, 2026 or such other time as agreed by the Company and the Representative.
1.Representations and Warranties of the Company, the Investment Adviser and the Administrator. The Company, the Investment Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date (as defined below)) as follows:
(a)The Company meets the requirements for use of Form N-2 under the Securities Act and the Rules and Regulations. The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement, any document filed pursuant to the Exchange Act which will be incorporated by reference, or deemed to be incorporated by reference pursuant to the Rules and Regulations, any post-effective amendment thereto or the use of the Preliminary Prospectus or the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).
(b)At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became or becomes effective and at the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date), the Registration Statement, the documents incorporated or deemed to be incorporated by reference thereto and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(c)Each of the Preliminary Prospectus, the Registration Statement and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.
(d)The Company is not an “ineligible issuer,” as defined in Rule 405 (without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer” as defined in Rule 405).
(e)The Company has been duly organized as a Delaware statutory trust and is existing and in good standing under the laws of the State of Delaware, and has full power to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to execute and deliver this Agreement, the Indenture, the Notes and the DTC Agreement; and the Company is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”).
(f)Each subsidiary of the Company has been duly organized as a limited liability company, limited partnership or exempted company, as the case may be, and is existing and in good standing under the laws of its jurisdiction of formation or organization, with the requisite power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a limited liability company or limited partnership, as the case may be, and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding limited liability company interests or limited partnership interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the limited liability company interests or limited partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.
(g)The Indenture has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company and, when it has been executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (clauses (i) and (ii), collectively, the “Enforceability Exceptions”).
(h)The Notes and all outstanding Common Shares of Beneficial Interest (the “Common Shares”) or other equity interests of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all outstanding Common Shares or other equity interests of the Company are validly issued, fully paid and nonassessable and the Notes will be entitled to the benefits of the Indenture relating thereto; the Notes conform in all material respects to the information and description of such Notes in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the shareholders of the Company have no preemptive rights with respect to the Notes; and none of the outstanding Common Shares of the Company have been issued in violation of any preemptive or similar rights of any security holder arising by operation of law, under the declaration of trust, bylaws or other organizational documents, each as amended as of the date hereof (collectively “Organizational Documents”), of the Company, under any agreement to which the Company is a party or otherwise; and except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any shares of beneficial interest of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such shares of beneficial interest or any such convertible or exchangeable securities or obligations, (c) long-term incentive plans, capital share bonus or other long-term incentive plans or arrangements and the options or other rights granted thereunder or (d) obligations of the Company to issue or sell any shares of beneficial interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.
(i)The Notes and the Indenture conform in all material respects to the description thereof under the heading “DESCRIPTION OF THE NOTES” contained in the Registration Statement, Time of Sale Prospectus and the

Prospectus; and other than as contemplated in the Registration Statement, Time of Sale Prospectus and the Prospectus, none of the Company or any of its subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.
(j)The capital stock of the Company conforms in all material respects to the description thereof under the heading “DESCRIPTION OF THE FUND’S SECURITIES” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and this Agreement, the Organizational Documents and the Company Agreements conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(k)Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, and neither the Company nor any of its subsidiaries has paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).
(l)There are no persons with registration or other similar rights to have any securities registered by the Company or any of its subsidiaries.
(m)No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Notes by the Company or any of its subsidiaries, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Notes are being offered or by the rules of the New York Stock Exchange (“NYSE”) or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(n)Each of the Company and its subsidiaries owns or leases under valid, existing and enforceable leases all such properties as are necessary to the conduct of their businesses as presently operated and as proposed to be operated as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good title to all personal property owned by them free and clear of any and all liens, encumbrances, charges or defects except such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort instituted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases.
(o)The execution, delivery and performance by the Company of this Agreement and performance by the Company of the Company Agreements and the Indenture and the issuance, sale and delivery of the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Company or its subsidiaries, (B) conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (“Default”) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or its subsidiaries, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries.
(p)Neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents, (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of its subsidiaries, except with respect to clauses (B) and (C) only, for such breaches, Defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(q)This Agreement has been duly authorized, executed and delivered by the Company. Each Company Agreement complies with all applicable provisions of the Acts, the Advisers Act (as defined herein) and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by the Enforceability Exceptions (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law; provided that neither the Company nor the Investment Adviser makes any representation or warranty as to the effect on the representations and warranties expressed herein of (i) the compliance and noncompliance of any other party (other than the Company) to any of the foregoing Company Agreements with state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or nature of the business of such other party.
(r)This Agreement and the Organizational Documents comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and, to the extent applicable, the board of trustees of the Company (the “Board”) have been obtained and are in full force and effect.
(s)The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the Enforceability Exceptions.
(t)Each of the Company and its subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in both the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which would have a Company Material Adverse Effect.
(u)Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and its subsidiaries owns or possesses or can obtain or acquire on reasonable terms from the Investment Adviser and the Administrator and their affiliates such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and its subsidiaries to conduct the Company’s business described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Neither the Company nor any of its subsidiaries has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any of its subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Company Material Adverse Effect.
(v)Neither the Company nor any of its subsidiaries has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, that if determined adversely, would have a Company Material Adverse Effect.
(w)(A) To the knowledge of the Company, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the sensitive data and information of their respective customers, employees, suppliers, vendors and any sensitive third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(x)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer or trustee purporting to act on behalf of the Company or any of its subsidiaries, has at any time, directly or indirectly, (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”)), (C) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (D) violated any provision of the Foreign Corrupt Practices Act or (E) made any other unlawful payment.
(y)Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any applicable jurisdiction.
(z)None of the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any trustee, director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(aa)The statements included in the Registration Statement, the Time of Sale Prospectus and Prospectus under the headings “PROSPECTUS SUMMARY—OPERATING AND REGULATORY STRUCTURE,” “PROSPECTUS SUMMARY—CONFLICTS OF INTEREST,” “THE ADVISER AND THE ADMINISTRATOR,” “REGULATION AS A CLOSED-END MANAGEMENT INVESTMENT COMPANY,” “U.S. FEDERAL INCOME TAX MATTERS,” “DESCRIPTION OF THE FUND’S SECURITIES” and “DESCRIPTION OF THE NOTES”, insofar as such statements constitute summaries of legal matters, agreements or documents discussed therein are correct in all material respects and fairly summarize such legal matters, agreements or documents.
(bb)There are no legal or governmental proceedings, contracts, agreements, leases, or other documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.
(cc)Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, neither the Company nor any of its subsidiaries, nor any of their respective officers, trustees, directors, representatives or affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Securities Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
(dd)Any third party statistical and market related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believed to be reliable and accurate as of the respective dates that such data were included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(ee)The Company, its subsidiaries and the Board are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all applicable rules of the New York Stock Exchange (the “Exchange Rules”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and the Exchange Rules (collectively, the “Securities Laws”) and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Company Material Adverse Effect.
(ff)The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.
(gg)There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Company Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Company Agreements, or which are otherwise material and adverse in the context of the sale of the Notes; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Company, threatened or contemplated; other than the Underwriters, neither the Company nor any of its subsidiaries has authorized anyone to make any representations regarding the offer and sale of the Notes, or regarding the Company or any of its subsidiaries in connection therewith; the Company has not received notice of any order or decree preventing the use of the Registration Statement, the Time of Sale Prospectus and the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated.
(hh)The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The Company and its consolidated subsidiaries, taken as a whole, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Accounting Standards Codification 810), not disclosed in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for therein in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ii)PricewaterhouseCoopers LLP is an independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission.
(jj)Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, (C) there has been no material adverse change in the capital shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (D) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business, (E) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (F) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(kk)Except where such failure to file or pay an assessment or lien would not, individually or in the aggregate, have a Company Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company and each of its subsidiaries has duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, (and all such returns are correct and complete) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or each of its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company’s or each of its subsidiaries’ knowledge, threatened; (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company except for such a tax lien for any tax, assessment, governmental or other similar charge, which is not yet due and payable.
(ll)The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of such insurance are in full force and effect, except where the failure to maintain such insurance in full force and effect would not have a Company Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(mm)The Company’s and its subsidiaries’ conflicts of interest, investment allocation and operating policies and investment guidelines described in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately reflect in all material respects the current intentions of the Company and its subsidiaries with respect to the operation of its business.
(nn)Neither the Company nor any of its subsidiaries (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (B) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other affiliation (within the meaning of FINRA Rule 5121) with, any member firm of FINRA except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(oo)No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends or other distributions to the Company, (ii) from making any other distribution on such subsidiary’s limited partnership or limited liability company interests, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(pp)The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).
(qq)Each Omitting Prospectus (i) complies in all material respects with the requirements of Rule 482 and (ii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of FINRA, as applicable. Except for the Omitting Prospectuses identified on Schedule III hereto, the Company has not prepared, used or referred to and will not, without the Underwriters’ prior consent, prepare, use or refer to any Omitting Prospectus.
(rr)There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.
(ss)The questionnaires relating to FINRA Rule 5110 provided to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100, 5110 or 5121) are, to the Company’s knowledge, true and correct in all material respects.
(tt)Except for applicable restrictions, limitations, or regulations under the Investment Company Act and the Code (as defined herein), there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described therein.
(uu)Neither the Company nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes without the prior written consent of the Representative other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule III hereto. All other promotional material (including “road show slides” or “road show scripts”), if any, prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Notes (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All advertisements authorized by the Company in writing for use in the offering of the Notes complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA, and there are no such advertisements other than (i) the Omitting Prospectuses identified in Schedule III hereto and (ii) any advertisement that complies with Rule 135a under the Securities Act.
(vv)The Company has elected to be treated (which election has not been revoked), and has operated, and intends to continue to operate, its business in such a manner to enable the Company to qualify to be taxed as, a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “USE OF PROCEEDS” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.
(ww)With respect to each investment held by the Company as of the date hereof, to the Company’s knowledge, no Default (or a default which with the giving of notice or the passage of time would become a Default) has occurred in respect of such investment, except to the extent that any such default would not reasonably be expected to result in a Company Material Adverse Effect.
(xx)No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the trustees, directors, officers or shareholders of the Company or any of its subsidiaries on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.
Any certificate signed by or on behalf of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to a representation and warranty by the Company as to the matters covered therein to each Underwriter.

2.Representations and Warranties of the Investment Adviser and the Administrator. The Investment Adviser and the Administrator represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:
(a)The information contained or incorporated by reference in the Registration Statement and Prospectus specifically insofar as it pertains directly to the Investment Adviser or the Administrator is true and correct in all material respects.
(b)Each of the Investment Adviser and the Administrator has been duly organized as a limited liability company and is existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and to execute and deliver this Agreement; and is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Investment Adviser or the Administrator (a “Adviser/Administrator Material Adverse Effect”). The Manager does not own or control, directly or indirectly, any subsidiaries.
(c)Except with respect to the Underwriters pursuant to this Agreement, neither the Investment Adviser nor the Administrator has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, nor has the Investment Adviser nor the Administrator paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).
(d)No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Notes by the Company or any of its subsidiaries, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Notes are being offered or by the NYSE or FINRA.
(e)The execution, delivery and performance by the Investment Adviser and the Administrator of this Agreement, and the performance of each of the Company Agreements to which the Investment Adviser and/or Administrator is a party, by the Investment Adviser and/or Administrator and the issuance, sale and delivery of the Notes by the Company and the consummation by the Investment Adviser and/or the Administrator of the transactions contemplated hereby and thereby, and compliance by the Investment Adviser and/or the Administrator with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Investment Adviser or the Administrator, (B) conflict with, or result in any breach of or constitute a Default under any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Investment Adviser or the Administrator is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Investment Adviser or the Administrator, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Investment Adviser or the Administrator.
(f)This Agreement has been duly authorized, executed and delivered by the Investment Adviser and/or the Administrator, as applicable. This Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party comply with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement to which the Investment Adviser or the Administrator is a party represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by the Enforceability Exceptions (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.
(g)Neither the Investment Adviser or the Administrator is (A) in violation of its Organizational Documents; (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Investment Adviser or the Administrator is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Investment Adviser or the Administrator, except with respect to clauses (B) and (C), for such breaches, Defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.
(h)The Investment Adviser and the Administrator have all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect; to their knowledge, the Investment Adviser and/or the Administrator are not in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which could have an Adviser/Administrator Material Adverse Effect.
(i)Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Investment Adviser or the Administrator that is material and adverse or that would affect the Investment Adviser or the Administrator’s ability to perform its obligations under this Agreement or the Company Agreements to which the Investment Adviser or the Administrator is a party, (B) there has been no material adverse change in the limited liability company interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Investment Adviser or the Administrator and (C) there has been no transaction, other than in the ordinary course of business, which is material to the Investment Adviser or the Administrator, contemplated or entered into, by the Investment Adviser or the Administrator.
(j)The Investment Adviser and/or the Administrator or their affiliates own or possess such licenses or other rights to use all Intangibles as are necessary to entitle the Investment Adviser and/or the Administrator to conduct their business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the Investment Adviser and/or the Administrator has not received written notice of any infringement of or conflict with (and, upon due inquiry, the Investment Adviser and/or the Administrator have no knowledge of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have an Adviser/Administrator Material Adverse Effect.
(k)Other than permitted activity pursuant to Regulation M and Rule 10b-18, neither the Investment Adviser or the Administrator nor any of their affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Acts, the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
(l)There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Investment Adviser or the Administrator is a party or of which any property or assets of the Investment Adviser or the Administrator is the subject, which, if determined adversely to the Investment Adviser or the Administrator, would, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect, or would materially and adversely affect the ability of the Investment Adviser or the Administrator to perform its obligations under this Agreement, the Company Agreements to which the Investment Adviser or the Administrator is a party, or which are otherwise material and adverse in the context of the sale of the Notes; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Investment Adviser or the Administrator, threatened or contemplated; other than the Underwriters, the Investment Adviser and/or the Administrator has not authorized anyone to make any representations regarding the offer and sale of the Notes, or regarding the Company, any of its subsidiaries or the Investment Adviser or the Administrator in connection therewith; the Investment Adviser and/or the Administrator has not received notice of any order or decree preventing the use of the Registration Statement, the Time of Sale Prospectus and the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.
(m)The Investment Adviser maintains a system of internal controls in place sufficient to provide that (A) the transactions that may be effectuated by the Investment Adviser under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.
(n)The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(o)The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.
(p)Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and by this Agreement and each Company Agreement to which it is a party.
(q)Each of the Investment Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Investment Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Investment Adviser or the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.
(r)The operations of the Investment Adviser and the Administrator are and have been conducted at all times in compliance with applicable anti-money laundering laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or the Administrator with respect to the anti-money laundering laws is pending or, to the knowledge of the Investment Adviser or the Administrator, threatened.
(s)(A) To the knowledge of the Investment Adviser and the Administrator, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Investment Adviser or the Administrator’s IT Systems and Data: (B) neither the Investment Adviser nor the Administrator have been notified of any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Investment Adviser and the Administrator have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Investment Adviser and the Administrator are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(t)None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act and the Company, the Investment Adviser or the Administrator, and, to their respective knowledge, the Investment Adviser and the Administrator, and each of their affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(u)None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by OFAC and the Investment Adviser and the Administrator will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to each Underwriter.
3.Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth in Schedule I hereto opposite its name at the purchase price of 96.875% of the principal amount of such Firm Notes (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Notes and the Underwriters shall have the right to purchase, severally and not jointly, ratably in accordance with the amount of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes, with the same terms and CUSIP number as the Firm Notes, at the same Purchase Price to be paid by the Underwriters for the Firm Notes (without giving effect to any accrued interest from the Closing Date to, but not including, the Option Closing Date (as defined below)). The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the amount of Additional Notes to be purchased by the Underwriters and date on which such Additional Notes are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Notes and not later than ten business days after the date of such notice. Additional Notes may be purchased as provided in Section 5 hereof. On each Option Closing Date (as defined below), if any, that Additional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased on such Option Closing Date as the amount of Firm Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Notes.
The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any debt securities issued or guaranteed by the Company whether any such transaction described in clause (1) or (2) above is to be settled by delivery of securities issued or guaranteed by the Company or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for any debt securities issued or guaranteed by the Company other than a post-effective amendment to the Company’s registration statement on Form N-2 to update the financial information included therein, to respond to comment from the staff of the Commission and to make other non-material changes. The agreements contained in this paragraph shall not apply to the registration of the Notes and the sales to the Underwriters pursuant to this Agreement.

4.Terms of Public Offering. The Company, the Investment Adviser and the Administrator each understands that the Underwriters propose to make a public offering of their respective portions of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Company, the Investment Adviser and the Administrator each further understands that the Notes are to be offered to the public initially at 100% of the aggregate principal amount (plus any accrued and unpaid dividends) (the “Public Offering Price”).
5.Payment and Delivery. Payment for the Firm Notes shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Firm Notes for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on March 30, 2026, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are herein referred to as the “Closing Date.”
Payment for any Additional Notes shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Additional Notes for the respective accounts of the several Underwriters at 12:00 P.M. (New York City time), on the date specified in the corresponding notice described in Section 3, or at such other time on the same or on such other date as shall be agreed by the Representative and the Company, at a purchase price equal to the Purchase Price. The time and date of any such payment for Additional Notes are herein referred to as the “Option Closing Date.”
The Firm Notes and Additional Notes shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Notes and Additional Notes shall be delivered to Piper Sandler through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.
6.Conditions to the Underwriters’ Obligations. The respective obligations of the Company, the Investment Adviser and the Administrator, and the several obligations of the Underwriters, hereunder are subject to the condition that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.
The several obligations of the Underwriters are subject to the following further conditions:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, the Investment Adviser or the Administrator, from that set forth in the Time of Sale Prospectus that, in the Representative’s reasonable judgment, is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized person of the Administrator, to the effect that the representations and warranties of the Administrator contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
(c)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company, to the effect that such officer has reviewed (i) the unaudited estimate of the Company’s NAV per share of common stock as of December 31, 2025 appearing in the Time of Sale Prospectus and the Prospectus, and (ii) certain financial information contained or incorporated by reference in each of the Registration

Statement, the Time of Sale Prospectus and the Prospectus and based on such officer’s familiarity with the Company’s accounting, operations and records systems, such estimates and disclosures were made in good faith and are based on the most recently available records of the Company, and with respect to the unaudited estimate of the range of the Company’s NAV per share of common stock as of December 31, 2025, to the best of such officer’s knowledge represents a reasonable estimate of the Company’s NAV per share of common stock as of December 31, 2025.
(d)Each of the Investment Adviser, the Administrator and the Company shall have performed all of its respective obligations to be performed hereunder on or prior to the Closing Date.
(e)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Company, the Investment Adviser and the Administrator, dated the Closing Date.
(f)The Underwriters shall have received on the Closing Date the favorable opinion of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date and covering such matters as the Underwriters shall reasonably request.
(g)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(h)All filings, applications and proceedings taken by the Company, the Investment Adviser and the Administrator in connection with the registration of the Notes under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
(i)No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.
(j)The Company and the Trustee shall have executed and delivered the Indenture and the Notes.
The several obligations of the Underwriters to purchase Additional Notes hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the Investment Adviser and the Administrator, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes, and officers’ certificates to the effect set forth in Sections 6(b) and 6(c), opinions of Dechert LLP and Mayer Brown LLP to the effect set forth in Sections 6(e) and 6(f), respectively and comfort letters of PricewaterhouseCoopers to the effect set forth in Section 6(g) except that such certificates, opinions and letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.
7.Covenants of the Company, the Investment Adviser and the Administrator. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees, and the Investment Adviser and the Administrator, covenant and agree with the Underwriters as follows:
(a)To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the occurrence of any event during the period mentioned in Section 7(f) below which in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.
(b)Prior to the termination of the offering of the Notes, to comply with the requirements of Rule 430C and to promptly notify the Representative, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when the Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing (including any document pursuant to the Exchange Act which will be incorporated by reference or deemed to be incorporated by reference) shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction or of the loss or suspension of any purposes.
(c)To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.
(d)Prior to the termination of the offering of the Notes, before amending or supplementing the Registration Statement (other than a post-effective amendment to the Company’s registration statement on Form N-2 to update the financial information included therein, to respond to comments from the staff of the Commission and to make other non-material changes), the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424 under the Securities Act any prospectus required to be filed pursuant thereto.
(e)To furnish to the Representative a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which the Representative reasonably objects.
(f)If (i) the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and (ii) (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or (B) any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or (C) in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.
(g)The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement and the Time of Sale Prospectus.
(h)The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of the Notes in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Notes.
(i)If, during such period after the first date of the public offering of the Notes as in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.
(j)To endeavor to qualify the Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(k)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the preparation, issuance, execution, authentication and delivery of the Notes to the Underwriters, (iii) the cost of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” memorandum, (iv) all costs and expenses incident to listing the Notes on the NYSE, (v) all costs and expenses of qualifying the Notes for inclusion in the book entry settlement system of DTC, (vi) the fees paid to Egan Jones Ratings Company in connection with the rating of the Notes, (vii) the document production charges and expenses associated with printing this Agreement, (viii) out-of-pocket accountable expenses of the Representative, including the reasonable and documented fees and expenses of counsel to the Underwriters, actually incurred by the Representative in connection with this Agreement or the offering contemplated hereunder, up to $50,000.00 in the aggregate (inclusive of any other fees and expenses of counsel to the Underwriters previously provided for in this Section 7(k) and actually paid by the Company), and (ix) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(k). It is understood, however, that except as provided in this Section 7 and in Section 8 entitled “Indemnity and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them, the travel and lodging expenses of the Representative in connection with any road show presentations, and any advertising expenses connected with any offers they may make.
If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, the Investment Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Investment Adviser or the Administrator shall be unable to perform its obligations under this Agreement, the Company, the Investment Adviser and the Administrator, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.
(l)The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.
(m)The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(n)The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.
(o)Before using, approving or referring to any Road Show Material, the Company will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.
(p)As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(q)The Company will use its reasonable best efforts to effect the listing of the Notes on the NYSE within 30 days of delivery of the Notes pursuant to this Agreement and to maintain such listing.
(r)Beginning on the date that is two years from the Closing Date (the “Optional Redemption Date”), if at any time the Notes fail to carry a credit rating by a rating organization designated as a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, whose status has been confirmed by the Securities Valuation Office of the National Association of Insurance Commissioners (each such organization, an “NRSRO”, and any such failure on or after the Optional Redemption Date, a “Ratings Event”), then the Company will either: (i) use commercially reasonable efforts to obtain a credit rating on the Notes by an NRSRO (provided that no minimum rating will be required), or (ii) redeem the Notes within six months of such Ratings Event.
8.Indemnity and Contribution.
(a)Each of the Company, the Investment Adviser and the Administrator, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of any Underwriter and each director, officer, member, shareholder or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Representative on behalf of any Underwriter expressly for use therein.
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to such Underwriter, but only with reference to written information relating to the Underwriters furnished to the Company by the Representative on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.
(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.
(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.
(e)The Company, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Notes.
(g)No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.
9.Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, or (vi)(x) a downgrading shall have occurred in the rating accorded the Notes by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (y) such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes.
10.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date (the “Defaulted Notes”), and the aggregate principal amount of Defaulted Notes does not exceed one-tenth of the total aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated severally to purchase the full amount thereof in the proportions that the principal amount of Firm Notes set forth opposite their respective names in Schedule I bears to the total aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If the Defaulted Notes exceed one-tenth of the aggregate principal amount of Firm Notes to be purchased on the Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If the Defaulted Notes exceed one-tenth of the aggregate principal amount of Additional Notes to be purchased on an Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Notes to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Notes that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
11.Entire Agreement.

(a)This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.
(b)Each of the Company, the Investment Adviser and the Administrator acknowledges that in connection with the offering of the Notes: (i) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Notes and no fiduciary, advisory or agency relationship between the Company, the Investment Adviser and the Administrator, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company, the Investment Adviser or the Administrator on other matters, (ii) the public offering price of the Notes and the price to be paid by the Underwriters for the Notes set forth in this Agreement were established by the Company, the Investment Adviser and the Administrator following discussions and arms-length negotiations with the Representative, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Underwriters owe the Company, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Underwriters may have interests that differ from those of the Company, the Investment Adviser and the Administrator, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Investment Adviser or the Administrator or any stockholders, employees or creditors of the Company, the Investment Adviser or the Administrator.
12.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
13.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York, notwithstanding any otherwise applicable conflicts of law principles.
14.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
15.Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Debt Capital Markets, with a copy to Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, Attention: Anna Pinedo (email: **********@********) and (ii) if to the Company, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Company, the Investment Adviser or the Administrator, as applicable, at the offices of the Company at 53 Forest Avenue, Suite 301, Old Greenwich, Connecticut 06870, Attention: General Counsel (email: *********@*********), with a copy to Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, New York 10036, Attention: Anna Tomczyck (email: *********@*********) and Matt Barsamian (email: *********@*********).
[Signature pages follow]

Very truly yours,
ELLINGTON CREDIT COMPANY
By: /s/ Christopher Smernoff___________________
Name: Christopher Smernoff
Title: Chief Financial Officer
ELLINGTON CREDIT COMPANY MANAGEMENT LLC
By: /s/ Christopher Smernoff___________________
Name: Christopher Smernoff
Title: Chief Financial Officer
ELLINGTON CREDIT COMPANY ADMINISTRATION LLC
By: /s/ Christopher Smernoff___________________
Name: Christopher Smernoff
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof.
PIPER SANDLER & CO.
By: Piper Sandler & Co.
By: /s/ James Furey_________________
Name: James Furey
Title: Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of Firm Notes To Be Purchased
Piper Sandler & Co.	$27,500,000
Lucid Capital Markets, LLC	$7,500,000
A.G.P./Alliance Global Partners	$6,000,000
B. Riley Securities, Inc.	$3,000,000
Clear Street LLC	$3,000,000
Muriel Siebert & Co., LLC	$3,000,000
Total	$50,000,000
Sch.I-1

SCHEDULE II
Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated March 25, 2026
Relating to Preliminary Prospectus dated March 25, 2026
Registration No. 333-291525
Ellington Credit Company
8.50% Notes Due 2031
Pricing Term Sheet
March 25, 2026
The following sets forth the final terms of the 8.50% Notes Due 2031 (the “Notes”) and should only be read together with the preliminary prospectus, dated March 23, 2026 relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Ellington Credit Company (the “Fund”)
Title of the Securities:	8.50% Notes Due 2031 (the “Notes”)
Rating*+:	Egan-Jones Ratings Company: BBB
Type:	SEC Registered
Initial Aggregate Principal Amount Being Offered:	$50,000,000
Over-allotment Option:	The underwriters may also purchase from the Fund up to an additional $7,500,000 aggregate principal amount of Notes offered by this prospectus supplement and the accompanying prospectus within 30 days from the date of this prospectus.
Denomination:	The Fund will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.
Initial Public Offering Price:	100% of the aggregate principal amount of Notes, plus accrued interest from March 30, 2026 if settlement occurs after that date.
Underwriting Discount:	3.125%, or $1,562,500 total (assuming the underwriters’ option is not exercised)
Net Proceeds to the Issuer, before Expenses:	96.875%, or $48,437,500 total (assuming the underwriters’ option is not exercised); $55,703,125 total (if the underwriters’ option is exercised in full)
Principal Payable at Maturity:	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the Trustee for the Notes or at such other office in New York, New York as the Fund may designate.
Trade Date:	March 25, 2026
Original Issue Date:	March 30, 2026 (“T + 3”)
Maturity Date:	March 30, 2031
Interest Rate Coupon:	8.50%
Interest Payment Dates:	March 30, June 30, September 30 and December 30, commencing June 30, 2026.
Business Days:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or another place of payment are authorized or obligated by law or executive order to close.
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Optional Redemption:
On or after March 30, 2028 (the “Optional Redemption Date”), the Fund may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Change of Control: Offer to Repurchase
If a Change of Control Repurchase Event occurs, unless the Fund has exercised its right to redeem the Notes in full, holders of the Notes will have the right, at their option, to require the Fund to make an offer to repurchase any or all of the Notes for cash at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”
Except as described above, holders of the Notes will not have the option to require the Notes to be repurchased or repaid prior to the stated maturity date.

Listing:	The Fund intends to list the Notes on The New York Stock Exchange within 30 days of the original issue date under the trading symbol “ELLA”.
CUSIP / ISIN:	288578 206 / US288578 206
Lead Book-Running Manager:	Piper Sandler & Co.
Joint Book-Running Managers:	Lucid Capital Markets, LLC, A.G.P./Alliance Global Partners
Lead Managers:	B. Riley Securities, Inc., Clear Street LLC and Muriel Siebert & Co., LLC
Trustee, Paying Agent, Registrar and Transfer Agent:	Wilmington Trust, National Association
* Note: Egan-Jones Ratings Company is a nationally recognized statistical rating organization (NRSRO). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
+ Note: Beginning on the Optional Redemption Date, if at any time the Notes fail to carry a credit rating by a rating organization designated as a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, whose status has been confirmed by the Securities Valuation Office of the National Association of Insurance Commissioners (each such organization, an “NRSRO”, and any such failure on or after the Optional Redemption Date, a “Ratings Event”), then the Fund will either: (i) use commercially reasonable efforts to obtain a credit rating on the Notes by an NRSRO (provided that no minimum rating will be required), or (ii) redeem the Notes within six months of such Ratings Event.
The Fund expects that delivery of the Notes will be made against payment therefor on or about March 30, 2026, which will be the third business day following the date of the pricing of the Notes (such settlement being herein referred to as “T+3”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day before the date of delivery hereunder will be required, by virtue of the fact that the Notes initially will settle in three business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.
Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Fund and the Notes and should be read carefully before investing. The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell securities and are not soliciting offers to buy securities in any jurisdiction where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
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A registration statement relating to these securities is on file with and has been declared effective by the SEC. Before you invest, you should read the Preliminary Prospectus and other documents the Fund has filed with the SEC for more complete information about the Issuer and this offering. The offering may be made only by means of a prospectus, copies of which may be obtained by writing Piper Sandler & Co. at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, by sending an e-mail to: FSG-dcm@psc.com; Lucid Capital Markets, LLC at 570 Lexington Ave., 40th Floor, New York, NY 10022, by sending an e-mail to: prospectus@lucid.com; or A.G.P./Alliance Global Partners at 590 Madison Avenue, 28th Floor, New York, NY 10022, by sending an email to: prospectus@alliancecg.com; copies may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.
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SCHEDULE III
OMITTING PROSPECTUSES
None.
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